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                                                                    EXHIBIT 99.1

(EYETECH LOGO)

FOR IMMEDIATE RELEASE

CONTACT: INVESTORS:                              MEDIA:

         KARIN HEHENBERGER, M.D., PH.D.          TODD RINGLER
         Senior Director of Scientific           Office: (212) 704 4572
         and External Affairs
         Office: (212) 824 3176                  Mobile: (617) 872 1235
         Fax: (212) 824 3240                     Email: todd.ringler@edelman.com
         Email: karin.hehenberger@eyetech.com
         www.eyetech.com


EYETECH PHARMACEUTICALS, INC. ANNOUNCES THAT BENEFITS OF MACUGEN(TM) (PEGAPTANIB
 SODIUM INJECTION) IN TREATING NEOVASCULAR AGE-RELATED MACULAR DEGENERATION ARE
                            SUSTAINED FOR TWO YEARS


NEW ORLEANS, OCTOBER 21, 2004 -- EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET) today announced that the treatment effect with the investigational drug Macugen(TM) (pegaptanib sodium injection) extends for two years in patients with neovascular or wet, age-related macular degeneration (AMD), who are at risk of losing their vision. A treatment benefit was also seen for patients who received Macugen for two years compared to those only receiving one year of therapy.

The data confirm that patients benefit from two years of treatment with Macugen for wet AMD. The second year data for Macugen will be presented by Anthony P. Adamis, M.D., Chief Scientific Officer, Eyetech Pharmaceuticals and Steven Schwartz, M.D., Chief, Retina Division, Jules Stein Eye Institute, University of California, Los Angeles, at the Retina Subspecialty symposium of the American Academy of Ophthalmology Meeting on Friday, October 22, 2004 at 8:00 a.m. Central Time and 10:38 a.m. Central Time respectively.

Eyetech Pharmaceuticals, Inc. Announces that Benefits of Macugen(TM)(pegaptanib sodium injection) in Treating Neovascular Age-Related Macular Degeneration are Sustained for Two Years
Page 2 of 4


Eyetech and Pfizer are partnering to develop and market Macugen, a treatment for neovascular or wet AMD, the leading cause of severe vision loss in patients older than 50 years of age in the developed world. Eyetech and Pfizer have filed an NDA for Macugen for neovascular AMD with the FDA. Macugen has been assigned priority review status and the PDUFA date is December 17, 2004.

"We are excited about the new data because they confirm that treatment with Macugen is effective in patients with neovascular AMD who are at risk of losing their vision," said David R. Guyer, M.D., Chief Executive Officer, Eyetech Pharmaceuticals. "The two year data on Macugen demonstrate that longer term use may be beneficial for patients suffering from this chronic disease."

These data are from two, pivotal Phase II/III randomized, multi-center, double-masked studies in patients with all subtypes of neovascular AMD. 1,186 patients were initially randomized to receive one of three doses of intravitreous Macugen or sham (control) injection every six weeks for 54 weeks. Thereafter patients were re-randomized to continue or discontinue treatment for a further year. The second year of the study, which included 1053 patients, was designed to investigate the need for continued chronic treatment beyond one year and to establish the safety of longer term treatment.

In those patients who continued on therapy for two years, the positive effect of Macugen was statistically significant at two years, where there was an approximately 45 percent treatment benefit in patients being administered Macugen 0.3mg compared to usual care controls (mean vision -17.0 letters in usual care controls vs -9.4 letters in treated eyes; p<=0.05).

The mean number of injections for the patients completing two years of therapy was 15.6 out of a possible 17 injections, indicating a high rate of compliance (92 percent) throughout the two years of treatment.

Eyetech Pharmaceuticals, Inc. Announces that Benefits of Macugen(TM)(pegaptanib sodium injection) in Treating Neovascular Age-Related Macular Degeneration are Sustained for Two Years
Page 3 of 4


In the arm of the study designed to evaluate chronic treatment, 67 percent more events (three line loss) were noted in patients who were limited to one year therapy as compared to those who received continuous therapy for two full years, which was statistically significant (21 events for the two year group vs 35 events for the one year group; p<=0.05), suggesting that therapy of two years compared to one year is beneficial for this chronic disease.

Based on preliminary analyses of the safety data, Macugen is well-tolerated after two years of treatment. The safety profile of the second year was similar to that of the first year, and no new safety concerns were identified. Most of the adverse events were mild, transient and attributed by investigators to the injection procedure rather than the study drug. Serious adverse events generally related to the injection procedure included endophthalmitis, retinal detachment, and iatrogenic traumatic cataract.

Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from blood vessels), two of the primary pathological processes responsible for the vision loss associated with neovascular AMD.

ABOUT EYETECH PHARMACEUTICALS, INC.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic

Eyetech Pharmaceuticals, Inc. Announces that Benefits of Macugen(TM)(pegaptanib sodium injection) in Treating Neovascular Age-Related Macular Degeneration are Sustained for Two Years
Page 4 of 4


macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

EYETECH SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the preliminary clinical trial results, our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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